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                                                                   EXHIBIT 23.01


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Form 8-K/A of At Home Corporation dated August 12, 1999, of our report dated January 19, 1999 with respect to the consolidated financial statements of Excite, Inc. included in its Annual Report (Form 10-K/A) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                                          ERNST & YOUNG LLP

Palo Alto, California
August 12, 1999